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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO.1 to
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

         New Jersey                                        22-2625848
       (State or other                                  (I.R.S. Employer
       jurisdiction of                                 Identification No.)
       incorporation)

                               80 Park Plaza, T-4
                            Newark, New Jersey 07102
                               http://www.pseg.com
               (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ]

Securities Act registration statement file number which this
form relates:                                                       333-86372
(if applicable)                                                     333-86372-01

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                   Name of each exchange on which
            to be so registered                   each class is to be registered

              Corporate Units                      The New York Stock Exchange
    (consisting of a Purchase Contract
      and a Preferred Trust Security of
              PSEG Funding Trust I)*

Securities to be registered pursuant to Section 12(g) of the Act: None

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*     The Corporate Units have been approved for listing on the New York Stock
      Exchange subject to official notice of issuance.
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

1. Description of Registrant's Securities to be Registered

      The description of the Registrant's Corporate Units (consisting of a Purchase Contract and a Preferred Trust Security of PSEG Funding Trust I) to be registered hereunder is incorporated herein by reference to the descriptions included under the captions "Description of the Participating Units," "Description of the Purchase Contracts," "Description of the Purchase Contract Agreement and the Pledge Agreement" and "Description of the Preferred Trust Securities" in the Prospectus Supplement dated September 5, 2002 to the Prospectus dated July 3, 2002 included as part of the Registration Statement on Form S-3 of Public Service Enterprise Group Incorporated ("PSEG") and PSEG Funding Trust I (Registration Nos. 333-86372 and 333-86372-01). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Corporate Units shall be deemed to be incorporated herein by reference.

2. Exhibits

Exhibit Number                   Description
--------------                   -----------

      1. Registration Statement on Form S-3 (Registration Nos. 333-86372 and 333-86372-01) filed with the Securities and Exchange Commission on April 17, 2002 by PSEG is incorporated herein by reference.

      2. Amendment No. 1 to Registration Statement (Registration Nos. 333-86372 and 333-86372-01) filed with the Securities and Exchange Commission on June 10, 2002 by PSEG is incorporated herein by reference.

      3. Amendment No. 2 to Registration Statement (Registration Nos. 333-86372 and 333-86372-01) filed with the Securities and Exchange Commission on June 25, 2002 by PSEG is incorporated herein by reference.

      4. Indenture of PSEG to be used in connection with the issuance of the Senior Deferrable Notes of PSEG (incorporated by reference to
            Exhibit 4f to PSEG's Annual Report on Form 10-K for the year ended December 31, 1998).

      5. First Supplemental Indenture, dated as of September 10, 2002, between PSEG and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to PSEG's Current Report on Form 8-K dated as of September 10, 2002).

      6.    Form of Senior Deferrable Note (included in Exhibit 5).

      7. Trust Agreement of PSEG Funding Trust I, dated as of March 18, 2002 (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-3 (Registration Nos. 333-86372 and 333-86372-01) filed with the Securities and Exchange Commission on April 17, 2002).

      8. Amended and Restated Trust Agreement of PSEG Funding Trust I, dated as of September 10, 2002 (incorporated by reference to Exhibit 4.3 to PSEG's Current Report on Form 8-K dated as of September 10,
            2002).

      9. Form of Preferred Trust Security, which is a component of the Corporate Units of PSEG (included in Exhibit 8).

      10. Preferred Trust Securities Guarantee Agreement, dated as of September 10, 2002, between PSEG, as Guarantor and Wachovia Bank, National Association, as


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            Guarantee Trustee (incorporated by reference to Exhibit 4.5 to
            PSEG's Current Report on Form 8-K dated as of September 10, 2002).

      11. Purchase Contract Agreement, dated as of September 10, 2002, between PSEG and Wachovia Bank, National Association, as Purchase Contract Agent (incorporated by reference to Exhibit 4.6 to PSEG's Current Report on Form 8-K dated as of September 10, 2002).

      12.   Form of Corporate Units Certificate (included in Exhibit 11).

      13. Pledge Agreement, dated as of September 10, 2002, among PSEG, The Bank of the New York, as Collateral Agent, and Wachovia Bank, National Association, as Purchase Contract Agent (incorporated by reference to Exhibit 4.8 to PSEG's Current Report on Form 8-K dated as of September 10, 2002).

      14. Remarketing Agreement, dated as of September 10, 2002, among PSEG, PSEG Funding Trust I, Wachovia Bank, National Association, as Purchase Contract Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent (incorporated by reference to Exhibit 4.9 to PSEG's Current Report on Form 8-K dated as of September 10, 2002).


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                                    By: /s/ Morton A. Plawner
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                                       Morton A. Plawner
                                       Treasurer

Date: September 10, 2002